DISTRIBUTION AGREEMENT

This Distribution Agreement is entered between Creative Technologies Corp.,
170 53rd Street, Brooklyn, New York 11232 (Distributor) and Soehnle-Waagen
GmbH & Co., Fornsbacher Strasse 27-35, D-71540 Murrhardt, Germany
(Manufacturer), effective as of October 1, 1996.
	1.	Appointment
	`	a)	Manufacturer hereby appoints Distributor as the exclusive distributor
of	Manufacturers Products in the U.S.A., its territories and possessions,
	and Canada (The Territory) for the Period set forth hereinafter.

	2.	Products
		a)	Products included in thie Agreement include all Bathroom Scales for
		private use and other items as may be mutually agreed upon, including
	any new products of above range developed.....

	3.	Price, Terms of Sale, Purchase Commitments, Terms of Payment
		a)	Manufacturer will sell the Products to the Distributor in
		accordance with prices, items and conditions set forth in a mutually agreed upon price list (Price List).

		b)	Prices set forth in the Price List shall be firm for 12 months unless
		changed by mutual agreement.

	4.	Distributors General Responsibilities

		a)	Distributor will use its reasonable best efforts to promote, sell and
			distribute the Products effectively within the Territory.

		b)	During the term of this Agreement, Distributor shall not distribute,
			manufacture, develop or occupy itself in any other way, directly or
		indirectly, with goods of a nature competitive with the Products in or
	outside the Territory, without prior written consent from Manufacturer.

	5.	Manufacturers General Responsibilties

		a)	Manufacturer will refer to Distributor any purchasing inquiries
		within Territory for the Products designated, and Distributor will
		refer to Manufacturer recommendations for improvements to the
		Products.

		b)	Manufacturer will make available to Distributor the necessary
		operating instructions, manuals, and technical information as is
	needed in order for Distributor and its representatives to be fully
	familiar with the Products, their operations and benefits.

	6.	Term & Termination
		a)	The initial term of this agreement shall terminate December 31, 1997.
		Prior to the termination of this agreement, the parties will in good
		faith enter into a five year extention to this exclusive Distribution
		Agreement which will contain, among other terms, minimum
	purchase obligations and penalties for early termination.

		b) 	Should this Agreement be terminated, Manufacturer shall have
		the option of repurchasing any existing inventory of the Products
		from Distributor at the then prevalent existing prices in the
		Price List.  Manufacturer will pay for the cost of shipping to any
		location requested by Manufacturer.  Alternately, Manufacturer, in
	its sole discretion, can permit Distributor to continue its sale of its
	then-existing inventory of Products during a sell-out period, whose
	length shall be determined based upon the amount of Products
	sold within the year preceding the termination.

		c)	After termination of this agreement, Distributor shall
		remain empowered to complete all current orders at the time of the termination. Manufacturer shall assist Distributor in completing such orders. Furthermore, Distributor shall have the right after termination of this Agreement with respect to Product which Manufacturer has not repurchased, to sell the Product, subject to the otherwise relevant provisions of this Agreement.

	7.	Trademarks
		a)	Distributor will use Manufacturers trademarks in advertising and
			selling of the Products and only in accordance with approved
		method of use of the marks.

		b)	This Agreement does not give distributor any rights to change
		the labeling of any products nor change in the logo, trademark,
	tradename, copyright, or contents of any Product purchased
	hereunder.

		c)	The granting of this Agreement and the use of Manufacturers
		marks does not create a relationship of agency between
	Manufacturer and Distributor and no authority is given to the
	Distributor to bind Manufacturer in any manner.

	8.	Notices
		All notices herein provided for, or which may be given by in connection
	with this Agreement, shall be in writing.  Notices given by Manufacturer
	shall be addressed and forwarded by registered mail - return receipt
	requested, facsimile with proof of receipt of transmission or personally to:
					Richard Helfman
					Creative Technologies Corp.
					170 53rd Street
					Brooklyn, NY 11232
					USA

		or at such other address as Manufacturer by written notice to Distributor
	shall have specified for that purpose.  Notices given by Distributor shall
	be addressed and forwarded by registered mail - return receipt requested, facsimile with proof of receipt of transmission or personally to:

					Albrecht Munz
					Soehnle-Waagen GmnH & Co.
					GmbH Fornsbacher Strasse 27-35
					D-71540 Murrhardt
					Germany
		or to such designated party, or at such other address as Distributor by
	written notice to Manufacturer shall have specified for that purpose.


	10.	Miscellaneous
		a) 	Neither party shall be liable to the other for any delay or failure of
			performance not caused by the acts of such party, and resulting
		from strikes, lock-outs, inability to procure goods, acts of God, or
		any other cause beyond the reasonable control of such party.

		b)	This agreement may not be assigned by either party, except, with
			the prior written consent of the party.

		c)	All claims or controversies arising out of or relating to the
			Agreement shall be settled by arbitration.  Within thirty (30) days
			of a demand for arbitration, each party shall select one arbitrator
			and the arbitrators shall select a third arbitrator. The arbitration shall
 be in 	accordance with the rules of the International Chamber of
		Commerce and conducted in English.  If Manufacturer requests
	arbitration, the arbitration shall be held in USA.  If Distributor request
	arbitration, the arbitration shall be held in Germany.  The
	arbitration award may be entered in any court of competent
	jurisdiction and enforced as any other judgement, decree
	or order of such court.

		d)	This Agreement constitutes the entire agreement between the
		parties and may only be changed or amended in a writing signed
		by both parties.  Statements in orders and shipping documents
	may supplement this Agreement, but may not change the terms of
	this Agreement.

		e)	This Agreement shall be governed by the laws of the Federal Republic of
			Germany.
						CREATIVE TECHNOLOGIES CORP.
					By:	__________________________
					Name:	__________________________
					Title:	__________________________
			Date:	_________
						SOEHNLE-WAAGEN GMBH & CO.
					By:	__________________________
					Name:	__________________________
					Title:	__________________________